Exhibit 10.4

HANOVER COMMUNITY BANK

2013 STOCK OPTION PLAN

Section 1. Purpose

The Hanover Community Bank 2013 Stock Option Plan (the "Plan") is hereby established to foster and promote the long-term success of Hanover Community Bank (the "Bank") and its shareholders by providing members of management, including employees and management officials, with an equity interest in the Bank. The Plan will assist the Bank in attracting and retaining the highest quality of experienced persons to serve as Directors and in aligning the interests of such persons more closely with the interests of the Bank's shareholders by encouraging such parties to maintain an equity interest in the Bank.

Section 2. Definitions

Capitalized terms not specifically defined elsewhere herein shall have the following meaning:

"Act" means the Securities Exchange Act of 1934, as amended from time to time, and any rules and regulations promulgated thereunder.

"Bank" means Hanover Community Bank and any present or future subsidiary or parent corporations of Hanover Community Bank (as defined in Section 424 of the Code) or any successor to such corporations.

"Board" means the Board of Directors of the Bank.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"Committee" shall mean the committee provided for under Section 3(a) hereof.

"Common Stock" or "Stock" means the common stock, $0.01 per share par value, of the Bank.

"Disability" shall mean, with respect to a Management Official who is an employee, a permanent disability which qualifies as total disability under the terms of the Bank's Long-Term Disability Plans and, with respect to a Management Official who is a non-employee member of the Board, permanent and total disability which if the Management Official were an employee of the Bank would be treated as a total disability under the terms of the Bank's long-term disability plan for employees as in effect from time to time; provided, however, with respect to a Participant who has been granted an Incentive Stock Option such term shall have the meaning set forth in Section 422(c)(6) of the Code.

"Fair Market Value" means, with respect to shares of Common Stock, (i) for so long as the Common Stock is traded on a national exchange or established inter-dealer market, the fair market value shall be equal to the closing, or if there is no such sales price, the average of the last reported bid and asked prices, as reported by such inter-dealer market for the day prior to the date of grant, and (ii) if the stock is not so listed or traded, the fair market value as determined by the Board in good faith and in a manner established by the Board from time to time, taking into account such factors as the Board shall deem relevant, including the book value of the Common Stock, the market value of the shares of comparable banks, and the trend of the Bank's earnings in accordance with Section 26.11 of the General Regulations of the Superintendent.

"Incentive Stock Option" means an option to purchase shares of Common Stock granted to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code.

"Management Official" means an employee of the Bank, a non-employee member of the Board, a member of any advisory Board or any other service provider to the Bank.

"Non-Qualified Stock Option" means an option to purchase shares of Common Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

"Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted hereunder.

"Participant" means a Management Official selected by the Board to receive an Option under the Plan.

"Plan" means the Hanover Community Bank 2013 Stock Option Plan.

"Superintendent" means the Superintendent of Financial Services of the State of New York.

"Termination for Cause" means termination because of Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule regulation (other than traffic violations or similar offenses) or final cease and desist order issued by any regulatory agency having jurisdiction over the Participant or the Bank.

Section 3. Administration

(a)        The Plan shall be administered as follows: the Bank’s Board of Directors shall appoint a committee made up entirely of non-employee directors (the “Committee”). No then current member of the Committee shall be under consideration for a grant under this Plan at the time the Committee acts on such a grant. Among other things, the Committee shall, subject to the terms of the Plan, make recommendations to the Board of Directors with regard to granting Options, determining the individuals to whom and the time or times at which Options may be granted, determining whether such Options are to be Incentive Options or Non-Qualified Stock Options (subject to the requirements of the Code, which provide that only employees may receive Incentive Options), determining the terms and conditions of any Option granted hereunder, including whether to impose any vesting period, and the exercise price thereof, subject to the requirements of this Plan. All such Committee recommendations shall then be presented to the Board of Directors for review and approval; provided, however, that the Board may not determine to make a grant of options unless recommended by the Committee.

(b)       Subject to the other provisions of the Plan, to the Superintendent's approval and to final approval of the Board of Directors, the Committee shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board's decision and interpretations shall be final and binding. Notwithstanding the foregoing, the approval of the holders of a majority of the Bank's outstanding capital stock shall be required for any amendment (other than an adjustment made pursuant to Section 5(b) hereof) which would: (i) increase the number of shares as to which options may be granted; (ii) change the number of shares which may be optioned to any single individual; (iii) decrease an option price; (iv) extend the term of the plan or of an option; or (v) change the persons or category of persons eligible to be granted options.

(c)       The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

Section 4. Eligibility and Participation

Management Officials of the Bank shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time from among those eligible, and the Board, on the basis of the recommendation of the Committee shall determine in its sole discretion the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code; i.e., employees of the Bank.

Section 5. Shares of Stock Available for Options

(a)       The maximum number of shares of Common Stock which may be issued and purchased pursuant to Options granted under the Plan is 1,297,929 subject to the adjustments as provided in Section 5 and Section 9, to the extent applicable. If an Option granted under this Plan expires or terminates before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant, the shares of Common Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Option grant under Plan.

(b)       In the event that any stock dividend, stock split, reverse stock split or combination, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Board shall, subject to the Superintendent’s approval, proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Common Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares of Common Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which such Options remain exercisable, and if considered appropriate, the Board, may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that no adjustment shall be made pursuant to this Section if such adjustment would cause the Plan to fail to comply with Section 422 of the Code with regard to any Incentive Stock Options granted hereunder or fail to comply with the requirements of Rule 16b-3 under the Act or any successor or replacement regulation. No fractional Shares shall be issued on account of any such adjustment.

(c)       Any adjustments under this Section will be made by the Committee whose determination as to what adjustments, will be made and the extent thereof will be (subject only to the Superintendent’s approval) final, binding and conclusive.

Section 6. Non-Qualified Stock Options

6.1       Grant of Non-Qualified Stock Options.

Subject to the provisions hereof, the Board may, from time to time, grant Non-Qualified Stock Options to Participants upon such terms and conditions as the Committee may determine, and may grant Non-Qualified Stock Options in exchange for and upon surrender of previously granted Options under this Plan. Non-Qualified Stock Options granted under this Plan are subject to the following terms and conditions:

(a)       Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Qualified Stock Option shall be determined by the Board on the date the option is granted. The purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or the par value of the Common Stock, whichever is greater. Shares may be purchased only upon full payment of the purchase price.

(b)       Terms of Options. The term during which each Non-Qualified Stock Option may be exercised shall be determined by the Board, but in no event shall a Non-Qualified Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant.

(c)       Termination of Service. Except as provided herein, unless otherwise determined by the Board, upon the termination of the service of a Participant for any reason other than death or Termination for Cause, the Participant's Non-Qualified Stock Options shall be exercisable only as to those shares which were immediately exercisable by the Participant at the date of termination and only for one (1) year from the date of such termination. In the event of death of any such Participant, all Non-Qualified Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year or such longer period as is determined by the Board following the date of the Participant's death, provided and in no event shall the period extend beyond the expiration of the Non-Qualified Stock Option term. Notwithstanding any other provisions set forth herein to the contrary nor any provision contained in any agreement relating to the award of an option, in the event of a Termination for Cause, all of the Participant's Non-Qualified Stock Options shall immediately expire upon such Termination for Cause and shall not be exercisable, regardless of whether such Non-Qualified Stock Options were vested.

(d)       Transferability. Except as provided for hereunder, no Option granted under the Plan shall be assignable or transferable by a Participant, and any attempted disposition thereof shall be null and void and of no effect. Non-qualified Options granted hereunder may only be transferred by will or by the applicable laws of descent and distribution.

Section 7. Incentive Stock Options

7.1       Grant of Incentive Stock Options.

The Board may, from time to time, grant Incentive Stock Options to Management Officials who are employees of the Bank. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)       Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or the par value of the Common Stock, whichever is higher. However, if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant or the par value of the Common Stock, whichever is greater. Shares may be purchased only upon payment of the full purchase price.

(b)       Amounts of Options. Incentive Stock Options may be granted to any Management Official who is an employee of the Bank in such amounts as determined by the Board. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option first becomes exercisable) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 7.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award is in excess of such limit, it shall be deemed a Non-Qualified Stock Option. The Board shall have discretion to redesignate options granted as Incentive Stock Options as Non-Qualified Options.

(c)       Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Board, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Common Stock representing more than ten percent (10%) of the total combined voting power of the Bank (or, under Section 422(d) of the Code, is deemed to own Common Stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the date of grant.

(d)       Termination of Service. Upon the termination of a Participant's service for any reason other than Disability, death or Termination for Cause, the Participant's Incentive Stock Options which are then exercisable at the date of termination may only be exercised by the Participant for a period of three months following termination. Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause all rights under the Participant's Incentive Stock Options shall expire immediately upon termination, and such Incentive Stock Options shall not be exercisable.

Unless otherwise determined by the Board, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or beneficiaries of the Participant for one year following the date of the participant's death or termination of employment as a result of Disability. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

(e)       Transferability. No Incentive Option granted under the Plan shall be assignable or transferable by a Participant, except pursuant to the laws of descent and distribution, and any attempted distribution shall be null and void and of no effect.

(f)        Compliance with Code. The options granted under this Section 7 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Bank makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. A Participant shall notify the Board in writing in the event that he disposes of Common Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he received Common Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Bank in order to enable the Bank to secure the related income tax deduction to which it will be entitled in such event under the Code.

Section 8. General Provisions Applicable to Options

(a)       Pursuant to Section 26.12(h) of the General Regulations of the Superintendent, each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles, and incorporating the terms of this Plan.

(b)       Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter. At the discretion of the Board upon the request of a Participant, any Option granted hereunder may, to the extent exercisable, be settled by a cash payment equal to the difference between the exercise price and the then current Fair Market Value of the Common Stock.

(c)       In the event of a consolidation, reorganization, merger or sale of all or substantially all of the assets of the Bank, in each case in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Bank, the Board will provide for any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the Participants, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised (to the extent then exercisable) by the Participant within a specified period following the date of such notice, (iii) make or provide for a cash payment to the Participants equal to the difference between (A) the value of the consideration received by shareholders of the Bank for each share surrendered in the merger (the "Merger Price") times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

(d)       The Participant shall pay to the Bank, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. In the Board's sole discretion, a Participant may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Bank may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(e)       For purposes of the Plan, the following events shall not be deemed a termination of service of a Participant:

(i)      a transfer to the employment of the Bank from a subsidiary or from the Bank to a subsidiary, or from one subsidiary to another, or

(ii)     an approved leave of absence for military service or sickness, or for any other purpose approved by the Bank, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.

(f)        The Board may at any time, and from time to time, amend, modify or terminate the Plan, subject to obtaining any necessary approval of the Superintendent, or any outstanding Option held by a Participant, including substituting therefore another Option of the same or a different type or changing the date of exercise or realization, provided that the Participant's consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and further provided that no amendment that would (i) increase the number of shares as to which options may be granted; (ii) change the number of shares which may be optioned to any single individual; (iii) decrease an option price; (iv) extend the term of the plan or of an option; or (v) change the persons or category of persons eligible to be granted options may be adopted without the approval of the Bank’s shareholders and the Superintendent; provided, further however, that no such amendment or modification will be effective if such amendment or modification would cause the Plan to fail to comply with the requirements of Rule 16b-3 under the Act or any successor or replacement regulation.

Section 9. Miscellaneous

(a)       No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or service on the Bank's Board. The Bank expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b)       Nothing contained in the Plan shall prevent the Bank from adopting other or additional compensation arrangements.

(c)       Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder (including, without limitation, any rights to receive dividends, or non-cash distributions with respect to such shares) with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(d)       Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(e)       No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Bank against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

(f)       This Plan shall become effective upon the final approval from the Superintendent in accordance with Section 26.4 of the General Regulation of the Superintendent.

(g)       The Plan shall be in effect for a period of ten (10) years after approval of the Plan by the Bank's Shareholders, but then outstanding Options may extend beyond such date.

(h)       To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of New York.

(i)       The Plan is subject to the provisions of the New York Banking Law, section 140-a, the regulations of the Superintendent and any other applicable law or regulation.